Exhibit 99.1

MULTIMEDIA GAMES Q2 FY ‘08 REVENUE RISES 5%, OR $1.5 MILLION,

DRIVING $1.3 MILLION INCREASE IN NET INCOME

- 2008 Second Quarter Diluted EPS of $0.05, Inclusive of $0.01 Per Share Charge

Related to Senior Management Transition -

AUSTIN, Texas, May 7, 2008 – Multimedia Games, Inc. (Nasdaq: MGAM) today reported operating results for its 2008 fiscal second quarter ended March 31, 2008, as summarized below:

Summary and Review of Q2 Results:

(In millions, except per-share and player terminal data)

	For the Three Months Ended March 31,
	2008	2007
Revenue	$32.2	$30.7
EBITDA(1)	$17.0	$16.6
Net income	$1.3	$0.0
Diluted earnings per share	$0.05	$0.00
Average installed player terminals:
Class II (Legacy and Reel Time Bingo® games)	3,424	5,956
Oklahoma compact games(2)	4,564	3,378
Mexico	3,688	919
Other gaming units(3)	2,774	2,543

(1)	EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. A reconciliation of EBITDA to net income (loss), the most comparable generally accepted accounting principles (“GAAP”) financial measure, can be found attached to this release.
(2)	“Oklahoma compact games” includes stand-alone offerings and server-based games.
(3)	“Other gaming units” includes those gaming units placed in charity halls, Malta, and Rhode Island lottery.

For Q2 FY ‘08, Multimedia Games reported revenue of $32.2 million, a 5% increase compared with revenue of $30.7 million in the comparable prior year period and a 7% quarterly sequential improvement. The quarterly sequential revenue improvement primarily reflects the normal seasonality of Multimedia’s business. The year-over-year increase primarily reflects a 63% improvement in revenue from games played under the compact in Oklahoma, a 217% increase in revenue derived from the electronic bingo market in Mexico, and a 26% revenue gain related to Multimedia’s New York Lottery operations. These year-over-year gains were offset in part by a 42% decline in Class II revenues related to the Company’s ongoing conversion of Class II games in Oklahoma to compact games, the removal in April 2007 of 560 Class II games from a facility in southern Oklahoma to facilitate that facility’s expansion, and $0.8 million in lower revenues from California Class II units, reflecting a lower average installed base in that state compared to the prior year period. In addition, revenue derived from the charity bingo market declined by approximately $0.6 million compared to the prior year period.

Q2 FY ‘08 net income was $1.3 million, or $0.05 per diluted share, compared to net income of $6,000, or break-even on a per share basis, in Q2 FY ‘07. Q2 FY ‘08 net income and diluted EPS reflect a pre-tax charge of approximately $0.7 million, or $0.01 per diluted share, related to the recent senior management transition.

Gary L. Loebig, Interim President and CEO, commented, “In Q2 FY ‘08, Multimedia reported year-over-year and quarterly sequential growth as quarterly net income rose $1.3 million, or $0.05 per diluted share, over Q2 FY ‘07. Revenues derived from the Company’s Oklahoma placements were up 1% year-over-year despite the fact that the prior year period had a higher installed base of units, including 560 more gaming devices at our highest holding facility. The year-over-year gains reflect our strategy to convert Class II and server-based compact units to one-touch, stand-alone devices as the win per day per compact device rose 3% compared with the same period in fiscal 2007. In addition, a more than four-fold, year-over-year increase in our Mexico installed base drove a 217% increase in revenue derived from this market compared with the second quarter in fiscal 2007.

“Nearly 80% of our installed base in Oklahoma is now comprised of higher-performing, stand-alone units, and we believe Multimedia can generate quarterly revenue growth in this market. Approximately 64% of our installed base in the Oklahoma market operates under long-term, revenue share agreements, and this percentage will increase further as we will add 1,400 units at a key customer’s property in southern Oklahoma beginning in the second half of calendar 2008.

“We believe our Mexico operations are also poised to continue to generate year-over-year revenue gains. We expect our installed base in Mexico will continue to grow, as our largest customer plans to open at least eight additional sites by the end of calendar 2008.

“With a recent order for an additional 100 gaming units in Washington State, thus far in fiscal 2008 Multimedia has secured orders for a total of 1,270 player terminals and ancillary products in Washington state representing aggregate revenue of approximately $15.5 million, the majority of which will be recognized over the terms of the contracts. We identified the Washington state replacement market as a focus of the Company’s near-term growth strategy and our success to date indicates that we are approaching the market with the right products and we believe that the Company is positioned to secure additional orders.”

Randy Cieslewicz, Multimedia’s Chief Financial Officer, added, “The Company achieved quarterly revenue increases even though we temporarily reduced the number of units installed at our highest performing Oklahoma facility and we saw the number of Class II units in California decline significantly following the approval by voters in the state to allow four tribes to increase the number of Class III games they operate in facilities covered by compacts. As a result of these factors, we entered the current quarter with approximately 1,600 fewer units than we had in these markets last year at this time. While our fiscal second quarter is historically the Company’s strongest quarter in terms of hold per day, we believe that our activities in Oklahoma, Mexico, Washington and in New York, where Multimedia provides the central determinant system for video lottery terminals at racetracks, will continue to benefit our operating results.

“During the current quarter, we expect to conclude our funding commitment for a key customer’s Oklahoma facility expansion. As of March 31, 2008, Multimedia had borrowings under its credit facility of approximately $101 million, which is offset by a note receivable asset of approximately $60 million directly related to the funding the Company provided for the facility expansion and which will be repaid over an estimated five years. The schedule to begin adding units at this expansion has been revised, and we now expect to commence placements later in our fiscal fourth quarter; previously our customer had indicated the initial stage of the expansion would open in July. With the facility funding completed and the placement of approximately 1,400 new units at this facility Multimedia expects to generate increasing cash flow from operations in FY ‘09.”

Michael J. Maples, Sr., Chairman of the Board of Directors, commented, “The Company’s Board remains committed to maximizing shareholder value. We are actively evaluating a number of candidates to permanently fill the CEO position. With an installed base of more than 14,000 units, long-term contracts for current key unit and systems installations and future placements, and identifiable growth prospects in our primary markets, we remain optimistic about our ability to unlock the inherent value of the Company.”

The table below sets forth Multimedia’s end-of-period installed player terminal base by product line or market for the fiscal quarters ended March 31, 2008, December 31, 2007, and March 31, 2007.

Quarter Ended	Reel Time Bingo	Legacy and Other(1)	Total Class II Units	Class III Units(2)	Mexico Electronic Bingo Units	Charity Units	Total Units
3/31/2008	2,223	563	2,786	5,169	4,039	2,469	14,463
12/31/2007	3,477	508	3,985	4,419	3,513	2,513	14,430
3/31/2007	5,354	353	5,707	3,662	919	2,588	12,876

(1)	Includes 252 and 166 traditional electronic bingo games installed in certain international markets for the quarters ended March 31, 2008 and December 31, 2007, respectively.
(2)	The “Class III Units” totals as of 3/31/2008 and 12/31/2007 include 50 units that were installed in Rhode Island compared to no Class III units installed in Rhode Island at 3/31/2007. “Class III Units” totals for all three above noted periods also reflects installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma, including Multimedia’s and other vendors’ stand-alone games.

The table below breaks out by product line Multimedia’s end-of-period, Oklahoma installed player terminal base for the fiscal quarters ended March 31, 2008, December 31, 2007 and March 31, 2007.

Month Ended	Total Class II Units	Stand-Alone Units	Other Compact Units(1)	Total Compact Units	Total Units
3/31/2008	1,183	4,902	217	5,119	6,302
12/31/2007	1,723	4,167	202	4,369	6,092
3/31/2007	2,915	2,824	838	3,662	6,577

(1)	“Other Compact Units” represents server-based games.

On or about May 15, 2008, Multimedia will provide an update on its total installed base and product mix as of April 30, 2007.

Research and development expense in the March 31, 2008 quarter decreased by $0.5 million, or 10%, to $4.3 million, from $4.8 million for the March 31, 2007 quarter. During the quarter ended March 31, 2008, Multimedia capitalized $0.9 million in costs related to the internal development of software for its gaming products and systems compared to $0.7 million during the quarter ended December 31, 2007. Approximately $0.8 million of the capitalized costs in the March 2008 quarter were related to the development of new content, and approximately $0.1 million was for systems. For the three months ended March 31, 2008, capital expenditures were $5.0 million, of which $4.9 million was for gaming equipment and license purchases, and $0.1 million was for all other capital expenditures. Included in the gaming equipment purchases was $2.3 million licenses purchased under the third party vendor agreements. The remaining equipment purchases relate primarily to the hardware associated with the development of our proprietary Class III products.

Conference Call

Multimedia Games, Inc. is hosting a conference call and webcast today, May 7, beginning at 10:00 a.m. EDT (9:00 a.m. CDT). Both the call and the webcast are open to the general public. The conference call number is 719-325-4890 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native

American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The words “will,” “expect,” “believe,” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: (i) the risk that Multimedia does not generate anticipated revenue growth in the Oklahoma market and does not increase the percentage of its installed base in the state operating under long-term, revenue share agreements due to delays or difficulties in the Company’s planned conversion to Class III stand-alone games in Oklahoma, lack of market acceptance of the Class III stand-alone games or delays in the opening of the key customer property in southern Oklahoma; (ii) the risk that Multimedia’s installed base in Mexico will not grow as expected due to delays in the opening of new facilities in Mexico or the placement of fewer units than anticipated at Mexican facilities; (iii) the risk that Multimedia does not secure the anticipated additional orders in Washington State due to market demand or competitive offerings by third parties; and, (iv) the continuing risks to the Company’s financial condition and operations from regulatory developments, ongoing competitive pressures, the failure of customers to place terminals and units into operation, the removal of terminals from facilities of existing customers and the failure of one or more of our projected revenue sources or significant development opportunities to generate anticipated revenues. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2008 and September 30, 2007

(In thousands, except share and per-share amounts)

(Unaudited)

	March 31, 2008	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$959	$5,805
Accounts receivable, net of allowance for doubtful accounts of $1,111 and $854, respectively	26,555	22,176
Inventory	5,632	3,602
Prepaid expenses and other	2,502	2,906
Notes receivable, current portion	11,957	12,248
Federal and state income tax receivable	662	—
Deferred income taxes	2,561	1,932

Total current assets	50,828	48,669
Restricted cash and long-term investments	868	928
Leased gaming equipment, net	38,869	38,579
Property and equipment, net	69,633	75,332
Notes receivable, net	52,688	36,797
Intangible assets, net	40,229	35,884
Other assets	5,573	3,497
Deferred income taxes	17,808	16,583

Total assets	$276,496	$256,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,335	$563
Accounts payable and accrued expenses	18,806	22,021
Federal and state income tax payable	2,606	2,444
Current deferred revenue	1,235	1,020

Total current liabilities	23,982	26,048
Revolving line of credit	30,125	7,000
Long-term debt, less current portion	69,437	74,484
Other long-term liabilities	1,213	928
Deferred revenue, less current portion	1,624	—

Total liabilities	126,381	108,460

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 32,175,188 and 32,134,614 shares issued, and 26,271,771 and 26,231,197 shares outstanding, respectively	322	321
Additional paid-in capital	80,848	80,112
Treasury stock, 5,903,417 common shares at cost	(50,128)	(50,128)
Retained earnings	118,860	117,498
Accumulated other comprehensive income	213	6

Total stockholders’ equity	150,115	147,809

Total liabilities and stockholders’ equity	$276,496	$256,269

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2008 and 2007

(In thousands, except per-share amounts)

(Unaudited)

	2008	2007(2)
REVENUES:
Gaming revenue:
Class II	$7,546	$12,917
Oklahoma Compact	14,138	8,699
Charity	4,396	5,040
All other(1)	5,262	3,045
Gaming equipment, system sale and lease revenue	378	701
Other	482	324

Total revenues	32,202	30,726

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	414	193
Selling, general and administrative expenses	16,633	16,533
Amortization and depreciation	12,433	14,961

Total operating costs and expenses	29,480	31,687

Operating income (loss)	2,722	(961)
OTHER INCOME (EXPENSE):
Interest income	1,136	1,075
Interest expense	(2,491)	(1,221)
Other	872	1,111

Income before income taxes	2,239	4
Income tax (expense) benefit	(981)	2

Net income	$1,258	$6

Basic earnings per share	$0.05	$0.00

Diluted earnings per share	$0.05	$0.00

Common Shares used in earnings per share calculation:
Basic	26,271,074	27,680,130

Diluted	27,243,465	29,449,782

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, and Mexico markets.
(2)	Certain amounts have been reclassified to conform to the current period presentation.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended March 31, 2008 and 2007

(In thousands, except per-share amounts)

(Unaudited)

	2008	2007(2)
REVENUES:
Gaming revenue:
Class II	$15,586	$28,230
Oklahoma Compact	25,699	14,585
Charity	8,253	9,202
All other(1)	9,900	5,524
Gaming equipment, system sale and lease revenue	2,149	1,027
Other	850	1,208

Total revenues	62,437	59,776

OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	1,204	716
Selling, general and administrative expenses	32,734	35,145
Amortization and depreciation	24,956	29,438

Total operating costs and expenses	58,894	65,299

Operating income (loss)	3,543	(5,523)
OTHER INCOME (EXPENSE):
Interest income	2,270	2,649
Interest expense	(4,631)	(2,531)
Other	1,210	1,111

Income (loss) before income taxes	2,392	(4,294)
Income tax (expense) benefit	(735)	1,488

Net income (loss)	$1,657	$(2,806)

Basic earnings (loss) per share	$0.06	$(0.10)

Diluted earnings (loss) per share	$0.06	$(0.10)

Shares used in earnings per share calculation:
Basic	26,233,574	27,606,928

Diluted	27,282,874	27,606,928

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, and Mexico markets.
(2)	Certain amounts have been reclassified to conform to the current year presentation.

Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia’s past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia’s operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:

Reconciliation of U.S. GAAP Net income to EBITDA:

	For the Three Months Ended March 31,
	2008	2007
	(in thousands)
Net income	$1,258	$6
Add back:
Amortization and depreciation	12,433	14,961
Accretion of contract rights(1)	948	1,532
Interest expense, net	1,355	146
Income tax expense (benefit)	981	(2)

EBITDA	$16,975	$16,643

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

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